UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2025

NEVRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36715	56-2568057
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Bridge Parkway Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 251-0005

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NVRO	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 2, 2025, Nevro Corp., a Delaware corporation (“Nevro” or the “Company”), held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the definitive proxy statement of Nevro prepared in connection with the Merger Agreement (as defined below) filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 10, 2025, which was first mailed to the Nevro stockholders on March 10, 2025.

As of the close of business on March 7, 2025, the record date for the Special Meeting, there were 38,372,026 shares of common stock, par value $0.001 per share, of Nevro (“Nevro Common Stock”) issued and outstanding and entitled to vote at the Special Meeting. 75.9% of all of the shares of issued and outstanding Nevro Common Stock entitled to vote were present in person (virtually) or represented by proxy at the Special Meeting and thus a quorum was present. The tables below detail the final voting results for each proposal:

1.

Proposal No. 1 - The Merger Proposal: To adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of February 6, 2025, by and among Globus Medical, Inc., a Delaware corporation (“Globus”), Palmer Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Globus (“Merger Sub”), and Nevro, pursuant to which Merger Sub will be merged with and into Nevro, with Nevro surviving as a wholly owned subsidiary of Globus (the “Merger” and such proposal, the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote of Nevro’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,350,441	684,453	90,808	—

2.

Proposal No. 2 - The Merger Compensation Proposal: To approve, on a non-binding, advisory basis, certain compensation that will or may be paid or become payable to Nevro’s named executive officers that is based on or otherwise relates to the Merger (the “Merger Compensation Proposal”).

The Merger Compensation Proposal did not receive the requisite vote of Nevro’s stockholders and was therefore not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,661,595	17,932,514	1,531,593	—

3.

Proposal No. 3 - The Adjournment Proposal: To approve the adjournment of the Special Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes in person or by proxy to approve the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

The Adjournment Proposal was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this report include, but are not limited to, statements regarding the consummation of the transaction described above. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the possibility that various closing conditions for the transaction may not be satisfied or waived, and the ability to realize the benefits expected from the transaction. The forward-looking statements in this report are based on information available to Nevro as of the date hereof, and Nevro disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. For additional information regarding forward-looking statements, please refer to discussions under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our most recent Annual Report on Form 10-K, and in our other reports filed with the Securities and Exchange Commission (“SEC”). Nevro’s SEC filings are available on the Investor Relations section of its website at https://nevro.com/English/us/investors/overview/default.aspx and on the SEC’s website at www.sec.gov.

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) the proposed transaction may not be completed in a timely manner or at all, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Nevro or the expected benefits of the proposed transaction; (ii) the failure to realize the anticipated benefits of the proposed transaction; (iii) the possibility that competing offers or acquisition proposals for Nevro will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances which would require Nevro to pay a termination fee or other expenses; and (vi) the effect of the announcement or pendency of the merger on Nevro’s ability to retain and hire key personnel, or its operating results and business generally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2025	NEVRO CORP.

	By:	/s/ Kashif Rashid
	Name:	Kashif Rashid
	Title:	Senior Vice President, Corporate Development and Chief Legal Officer